Exhibit 23.5

20/F, Kerry Plaza Tower 3, 1-1 Zhongxinsi Road, Futian District

Shenzhen 518048, Guangdong, PRC

Tel: +86 755 3680 6500 Fax: +86 755 3680 6599

Beijing ● Shanghai ● Shenzhen ● Hong Kong ● Haikou ● Wuhan ● Singapore ● New York

www.hankunlaw.com

Date: March 14, 2025

To: Polibeli Group Ltd (the “Company”)

Polibeli, Lt 49th Sahid Sudirman Centre,

Jl. Jenderal Sudirman No. Kav. 13-15 Lt 49,

RT.10/RW.11, Karet Tengsin, Kecamatan Tanah Abang,

Kota Jakarta Pusat, Daerah Khusus Ibukota Jakarta

Republic of Indonesia

Dear Sir/Madam:

We are a qualified law firm in the People’s Republic of China (the “PRC”, for purposes of this letter only, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region or the Taiwan Region of the PRC), and we have act as PRC legal counsel as to the laws of the PRC to the Company in connection with the Company’s registration statement on Form F-4, as amended (the “Registration Statement”), which will be filed with the U.S Securities and Exchange Commission (the “SEC”) on or about March 14, 2025 under the Securities Act of 1993 (as amended) in relation to the proposed Business Combination (as defined in the Registration Statement) of the Company with Chenghe Acquisition II Co.

We hereby consent to the reference of our firm in the Registration Statement and the filing of this consent with the SEC as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES

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